Exhibit 99.1

XOMA Announces Stock Repurchase Program of up to $50 Million

Balanced capital allocation strategy looks to return capital to shareholders while continuing to invest in royalty and milestone acquisitions that will drive total shareholder return

EMERYVILLE, Calif., January 2, 2024 (GLOBE NEWSWIRE) – XOMA Corporation (Nasdaq: XOMA), the biotech royalty aggregator, today announced its Board of Directors has authorized XOMA’s first stock repurchase program, which permits the Company to purchase up to $50 million of XOMA’s common stock through January 2027.

“Upon arriving at XOMA, Brad Sitko, our Chief Investment Officer and I made it very clear that we intended to be active participants in our capital structure as we look to maximize shareholder value through prudent capital allocation,” stated Owen Hughes, Executive Chairman of XOMA. “Levering the future cashflow streams of our growing royalty portfolio by reducing our shares outstanding is one of several allocation strategies we plan to utilize to generate superior risk-adjusted, non-correlated returns for our investors.”

Under the program, management has discretion in determining the conditions under which shares may be purchased from time to time, including through transactions in the open market, in privately negotiated transactions, or by other means in accordance with applicable laws. The number, price, structure, and timing of the repurchases, if any, will be at XOMA’s sole discretion and repurchases will be evaluated by XOMA depending on market conditions, royalty and milestone acquisition opportunities, and other factors. The repurchase authorization does not oblige XOMA to acquire any particular amount of its common stock. The Board of Directors may suspend, modify, or terminate the stock repurchase program at any time without prior notice.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About XOMA Corporation

XOMA is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA acquires the potential future economics associated with pre-commercial and commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. The Company has an extensive and growing portfolio with more than 70 assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about the Company and its portfolio, please visit www.xoma.com.

Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the economic potential of XOMA’s royalty and milestone portfolio and intrinsic value of its business model and the timing and nature of common stock repurchases, if any, by XOMA. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will”, “would,” “could” or “should,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of any future events, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks, including those described in more detail in XOMA’s most recent filing on Form 10-Q and in other filings with the Securities and Exchange Commission. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

As of the date of this press release, the assets in XOMA’s milestone and royalty portfolio, except VABYSMO® (faricimab) and IXINITY® [coagulation factor IX (recombinant)], are investigational compounds. Efficacy and safety have not been established. There is no guarantee that any of the investigational compounds will become commercially available.

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Investor contact:	Media contact:

Juliane Snowden	Kathy Vincent

XOMA	KV Consulting & Management

+1-646-438-9754	+1-310-403-8951

juliane.snowden@xoma.com	kathy@kathyvincent.com